UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 South Albion Street, Suite 525, Denver, CO 80222

 (Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2016, the Company entered into a $3 million revolving line of credit agreement (“LOC”) with Leon Cooperman. Under the LOC, Mr. Cooperman agreed to lend the Company up to a maximum of $3 million on a revolving basis for up to three years. The Company paid Mr. Cooperman a facility fee of $60,000 and issued Mr. Cooperman a Revolving Promissory Note (the “Note”). In addition, the Company will pay to Mr. Cooperman interest monthly on the principal amount of the Note outstanding at a rate of 12% per annum, and a commitment fee monthly on the undrawn portion of the Note at a rate of 2% per annum. The Company borrowed $750,000 under the LOC and used $248,783 to repay its prior $250,000 revolving credit line with a commercial bank.

Item 3.02

Unregistered Sales of Equity Securities

In connection with the Agreement, the Company issued to Mr. Cooperman 750,000 five-year warrants (the “Warrants”). The Warrants are exercisable at $0.20 per share

All of the securities disclosed under this Item 3.02 have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506 promulgated thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

2.1

Form of Letter Agreement

2.2

Form of Revolving Promissory Note

3.1

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

September 7, 2016	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer